SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2006

SILICON GRAPHICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Crittenden Lane Mountain View, CA	94043-1351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2006, Silicon Graphics, Inc. (“SGI”) entered into a Restructuring Agreement (the “Restructuring Agreement”), with certain holders of SGI’s 6.50% Senior Secured Convertible Notes due 2009 (the “Notes”) representing approximately 47% of the outstanding principal amount of such Notes (the “Supporting Noteholders”). The Restructuring Agreement requires the Supporting Noteholders to vote in favor of and support a financial restructuring to be effectuated through a chapter 11 plan of reorganization on the terms and subject to the conditions set forth therein. The material terms of the financial restructuring are embodied in the term sheet (“Plan Term Sheet”) attached as Exhibit A to the Restructuring Agreement. The Restructuring Agreement may be terminated in the event that, among other things, the Court (as defined below) shall not have entered an interim order approving SGI’s debtor-in-possession financing on or before May 12, 2006, and shall not have entered a final order approving such financing within 30 days after the closing of such financing; SGI’s plan of reorganization shall not have been filed with the Court within 30 days after SGI files its chapter 11 cases, provided that such date may be extended an additional 5 days under certain circumstances; SGI’s disclosure statement is not approved by the Court on or before July 21, 2006; SGI fails to obtain confirmation by the Court of its plan of reorganization on or before September 20, 2006; SGI’s plan of reorganization is modified to provide for terms that are materially adverse from the Plan Term Sheet; SGI’s plan of reorganization is confirmed by the Court on or before September 20, 2006, and is not effective within 30 days thereafter, SGI ceases to have the exclusive right to file or solicit acceptance of its plan of reorganization, or an event of default shall have occurred and be continuing under SGI’s debtor-in-possession financing.

The foregoing description of the Restructuring Agreement is qualified in its entirety by reference to the Restructuring Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 1.03 Bankruptcy or Receivership.

On May 8, 2006, Silicon Graphics, Inc. (“SGI”) and certain of its subsidiaries (collectively, the “Debtors”): (1) filed voluntary petitions for reorganization under chapter 11 of title 11, United States Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Court”) (Case Nos. 06-10977 (ALG) through 06-10990 (ALG)). The Debtors will continue to operate their business as “debtors-in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

On May 8, 2006, SGI issued a press release announcing that it and certain of its subsidiaries filed voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code. In this press release, SGI announced that it reached an agreement with all of its Senior Secured bank lenders and

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holders of a significant amount the Notes on the terms of a financial restructuring and that it is arranging for $70 Million in post-petition financing. SGI’s plan of reorganization and financing are subject to Court approval. A copy of the press release is incorporated herein by reference and attached hereto as Exhibit 99.1.

More information about SGI’s Chapter 11 filing is available on the Internet at www.sgi.com/reorg.

Item 2.06 Material Impairments.

In connection with its decision to seek bankruptcy protection, SGI is currently assessing its long-lived assets for potential impairment. Further information will be provided once this assessment is completed.

In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding the Company’s future financial position and results, are forward-looking statements. Factors that might cause such a difference in results include, but are not limited to: the effects of our chapter 11 filing; our ability to maintain adequate liquidity; our ability to obtain and maintain normal terms with customers, suppliers and service providers; our ability to continue as a going concern; our ability to operate pursuant to the terms of our credit agreement; our ability to obtain Court approval and any other required approvals with respect to motions in the chapter 11 case prosecuted by us from time to time; our ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to our chapter 11 case; risks associated with third parties seeking and obtaining Court approval to either terminate or shorten the exclusivity period that we have to propose and confirm one or more plans of reorganization; risks associated with third parties seeking and obtaining Court approval to appoint a chapter 11 trustee; risks associated with third parties seeking and obtaining Court approval to convert the chapter 11 filing to a chapter 7 filing; our ability to maintain contracts that are critical to our operation; our ability to conclude our exploration of strategic alternatives; risks associated with the volatility of our stock price; risks associated with the timely development, production and acceptance of new products and services; increased competition; dependence on third party partners and suppliers; the failure to achieve expected product mix and revenue levels; failure to manage costs and generate improved operating results and cash flows; failure to maintain compliance with debt covenants; and failure to maintain adequate cash resources for the operation of the business. Additionally, due to material uncertainties, it is not possible to predict the length of time we will operate under chapter 11 protection, the outcome of the proceeding in general, whether we will continue to operate under our current organizational structure, or the effect of the proceeding on our businesses and the interests of various creditors and security holders.

All information set forth herein is current as of the date of this Current Report on Form 8-K. The Company undertakes no duty to update any statement in light of new information or future events. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s SEC filings, including, but not limited to, its Form 10-Q for the quarter ended December 30, 2005.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Restructuring Agreement dated May 7, 2006

99.1	Chapter 11 Reorganization Press Release dated May 8, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: May 9, 2006	By:	/s/ Barry Weinert
Barry Weinert
Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description
10.1	Restructuring Agreement dated May 7, 2006

99.1	Chapter 11 Reorganization Press Release dated May 8, 2006

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